Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

News Media Contact:	Investor Relations Contact:
Dan Wilinsky	Andy Schulz
+1 303 397 2468	+1 303 397 2969
dan.wilinsky@ihs.com	andy.schulz@ihs.com

IHS Inc. Reports Third Quarter 2013 Results

ENGLEWOOD, Colo. (September 19, 2013) - IHS Inc. (NYSE: IHS), the leading global source of information and analytics, today reported results for the third quarter ended August 31, 2013.

•	Revenue of $480 million, up 25 percent from the prior-year period

•	Organic revenue growth rate of five percent overall

•	Adjusted EBITDA of $144 million, up 19% from the prior-year period

•	Adjusted earnings per diluted share (adjusted EPS) of $1.27, up six percent from the prior-year period

•	Free cash flow of $279 million year-to-date, up 42 percent from the prior-year period

Adjusted EBITDA, adjusted EPS, and free cash flow are non-GAAP financial measures used by management to measure operating performance. These terms are defined elsewhere in this release. Please see schedules appearing later in this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

Third Quarter and Year-to-Date 2013 Financial Performance

	Three months ended August 31,		Change		Nine months ended August 31,		Change
(in thousands, except percentages and per share data)	2013	2012	$	%	2013	2012	$	%
Revenue	$480,288	$385,609	$94,679	25%	$1,280,956	$1,115,511	$165,445	15%

Net income	$23,362	$44,082	$(20,720)	(47)%	$90,923	$111,748	$(20,825)	(19)%
Adjusted EBITDA	$143,853	$121,259	$22,594	19%	$392,203	$344,978	$47,225	14%

GAAP EPS	$0.35	$0.66	$(0.31)	(47)%	$1.36	$1.68	$(0.32)	(19)%
Adjusted EPS	$1.27	$1.20	$0.07	6%	$3.61	$3.32	$0.29	9%

Cash flow from operations	$83,203	$68,082	$15,121	22%	$344,369	$246,256	$98,113	40%
Free cash flow	$60,228	$50,057	$10,171	20%	$278,958	$196,557	$82,401	42%

“Positive third-quarter results were highlighted by our best overall organic revenue growth rate yet this year and very strong initial results from our recent R.L. Polk acquisition,” said Scott Key, IHS president and chief executive officer. “Additionally, we completed a series of strategic product releases during the quarter that have us on track in our strategy of converging IHS information, workflow tools, insight, research and analytics capabilities onto integrated platforms.  The development and rollout of these integrated platforms represents the largest commercial deployment in our company's history and are a key element in our delivery of long-term profitable growth.”

Third Quarter and Year-to-Date 2013 Revenue Performance

Third quarter 2013 revenue increased 25 percent compared to the third quarter of 2012, and year-to-date 2013 revenue increased 15 percent compared to the same period of 2012. The components of revenue growth for these periods are described below by segment and in total.

	Increase in revenue
	Third quarter 2013 vs. third quarter 2012			Year-to-date 2013 vs. year-to-date 2012
(All amounts represent percentage points)	Organic	Acquisitive	Foreign Currency	Organic	Acquisitive	Foreign Currency
Americas	4%	28%	—%	3%	16%	—%
EMEA	6%	8%	(1)%	3%	5%	(1)%
APAC	8%	7%	(2)%	11%	5%	(1)%
Total	5%	21%	(1)%	4%	11%	(1)%

The subscription-based business grew five percent organically in the current quarter compared to the third quarter of 2012, as described in the following table.

	Three months ended August 31,		Percent change		Nine months ended August 31,		Percent change
(in thousands, except percentages)	2013	2012	Total	Organic	2013	2012	Total	Organic
Subscription revenue	$365,025	$294,516	24%	5%	$986,675	$855,160	15%	6%
Non-subscription revenue	115,263	91,093	27%	5%	294,281	260,351	13%	(3)%
Total revenue	$480,288	$385,609	25%	5%	$1,280,956	$1,115,511	15%	4%

Third Quarter and Year-to-Date 2013 Segment Performance

On a consolidated basis, IHS continued to deliver solid organic revenue growth across all regions. Segment results were as follows:

•
Americas. Third quarter revenue for the Americas increased $75 million, or 32 percent, to $307 million. Third quarter adjusted EBITDA for the Americas increased $26 million, or 28 percent, to $122 million. Third quarter operating income for the Americas increased $1 million, or two percent, to $71 million.

Year-to-date revenue for the Americas increased $124 million, or 19 percent, to $794 million. Year-to-date adjusted EBITDA for the Americas increased $56 million, or 21 percent, to $325 million. Year-to-date operating income for the Americas increased $23 million, or 12 percent, to $213 million.

•
EMEA. Third quarter revenue for EMEA increased $14 million, or 13 percent, to $122 million. Third quarter adjusted EBITDA for EMEA decreased $5 million, or 16 percent, to $26 million. Third quarter operating income for EMEA was down $5 million, or 20 percent, to $20 million. EMEA profit was impacted by product mix in a lower-growth environment, increased selling costs and adverse foreign currency movements.

Year-to-date revenue for EMEA increased $23 million, or seven percent, to $345 million. Year-to-date adjusted EBITDA for EMEA decreased $11 million, or 12 percent, to $77 million. Year-to-date operating income for EMEA decreased $13 million, or 19 percent, to $56 million.

•
APAC. Third quarter revenue for APAC increased $6 million, or 13 percent, to $51 million. Third quarter adjusted EBITDA for APAC decreased $0.5 million, or four percent, to $10 million. Third quarter operating income for APAC decreased $1 million, or 10 percent, to $9 million.

Year-to-date revenue for APAC increased $18 million, or 14 percent, to $142 million. Year-to-date adjusted EBITDA for APAC increased $0.5 million, or two percent, to $31 million. Year-to-date operating income for APAC decreased $0.5 million, or two percent, to $29 million.

Outlook (forward-looking statement)

For the year ending November 30, 2013, IHS expects:

•	Revenue in a range of $1.80 billion to $1.82 billion;

•	Adjusted EBITDA in a range of $540 million to $560 million; and

•	Adjusted EPS in a range of $4.75 to $5.00 per diluted share.

The above outlook assumes no further currency movements, acquisitions, divestitures, pension mark-to-market adjustments or unanticipated events. See discussion of non-GAAP financial measures at the end of this release.

As previously announced, IHS will hold a conference call to discuss third quarter 2013 results on September 19, 2013, at 8:00 a.m. EDT. The conference call will be simultaneously webcast on the company’s website: www.ihs.com.

###

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to our financial statements based on U.S. generally accepted accounting principles (GAAP). Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP and non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as adjusted EBITDA, adjusted net income, adjusted EPS, and free cash flow are provided within the schedules attached to this release.

We use non-GAAP measures in our operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA, adjusted net income, adjusted EPS, and free cash flow metrics. We also believe that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures.

IHS Forward-Looking Statements:
This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “predict,” “estimate,” “expect,” “continue,” “strategy,” “future,” “likely,” “may,” “might,” “should,” “will,” the negative of these terms and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding guidance relating to net income, net income per share, and expected operating results, such as revenue growth and earnings.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: economic and financial conditions, including volatility in interest and exchange rates, our ability to successfully manage risks associated with changes in demand for our products and services as well as changes in our targeted industries, our ability to develop new products and services, pricing, and other competitive pressures, and changes in laws and regulations governing our business, the extent to which we are successful in gaining new long term relationships with customers or retaining existing ones and the level of service failures that could lead customers to use competitors' services, our ability to successfully integrate acquisitions into our existing businesses and manage risks associated therewith, and the other factors described under the caption “Risk Factors” in our most recent annual report on Form 10-K and subsequent Forms 10-Q, along with our other filings with the U.S. Securities and Exchange Commission.

Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Please consult our public filings at www.sec.gov or www.ihs.com.

About IHS Inc. (www.ihs.com)
IHS Inc. (NYSE: IHS) is the leading source of information, insight and analytics in critical areas that shape today’s business landscape. Businesses and governments in more than 165 countries around the globe rely on the comprehensive content, expert independent analysis and flexible delivery methods of IHS to make high-impact decisions and develop strategies with speed and confidence. IHS has been in business since 1959 and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, IHS is committed to sustainable, profitable growth and employs 6,700 people in 31 countries around the world.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners.
© 2013 IHS Inc. All rights reserved.

IHS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per-share amounts)

	As of	As of
	August 31, 2013	November 30, 2012
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$270,995	$345,008
Accounts receivable, net	395,584	372,117
Income tax receivable	14,667	20,464
Deferred subscription costs	43,236	47,065
Deferred income taxes	61,308	55,084
Other	42,424	24,145
Total current assets	828,214	863,883
Non-current assets:
Property and equipment, net	233,294	163,013
Intangible assets, net	1,188,415	554,552
Goodwill	3,047,303	1,959,223
Other	25,142	8,540
Total non-current assets	4,494,154	2,685,328
Total assets	$5,322,368	$3,549,211
Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$394,248	$170,102
Accounts payable	56,194	52,079
Accrued compensation	56,513	50,497
Accrued royalties	23,261	33,637
Other accrued expenses	86,856	55,304
Deferred revenue	561,137	515,318
Total current liabilities	1,178,209	876,937
Long-term debt	1,913,124	890,922
Accrued pension and postretirement liability	24,149	30,027
Deferred income taxes	362,634	139,235
Other liabilities	41,879	27,732
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value per share, 160,000,000 shares authorized, 67,621,367 shares issued, and 67,187,567 and 65,577,530 shares outstanding at August 31, 2013 and November 30, 2012, respectively	676	676
Additional paid-in capital	736,890	681,409
Treasury stock, at cost: 433,800 and 2,043,837 shares at August 31, 2013 and November 30, 2012, respectively	(36,293)	(139,821)
Retained earnings	1,179,710	1,088,787
Accumulated other comprehensive loss	(78,610)	(46,693)
Total stockholders’ equity	1,802,373	1,584,358
Total liabilities and stockholders’ equity	$5,322,368	$3,549,211

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per-share amounts)
(Unaudited)

	Three months ended August 31,		Nine months ended August 31,
	2013	2012	2013	2012
Revenue:
Products	$423,482	$339,946	$1,120,887	$964,444
Services	56,806	45,663	160,069	151,067
Total revenue	480,288	385,609	1,280,956	1,115,511
Operating expenses:
Cost of revenue:
Products	172,853	132,577	456,770	392,931
Services	25,426	21,169	74,008	72,676
Total cost of revenue (includes stock-based compensation expense of $2,649; $1,488; $5,625 and $4,467 for the three and nine months ended August 31, 2013 and 2012, respectively)	198,279	153,746	530,778	465,607
Selling, general and administrative (includes stock-based compensation expense of $41,584; $29,050; $109,169 and $86,465 for the three and nine months ended August 31, 2013 and 2012, respectively)	179,344	138,519	465,182	390,540
Depreciation and amortization	42,431	31,390	107,787	86,683
Restructuring charges	3,264	967	11,283	12,080
Acquisition-related costs	14,499	2,104	18,059	3,472
Net periodic pension and postretirement expense	2,242	2,001	6,724	5,998
Other expense (income), net	803	622	3,733	(680)
Total operating expenses	440,862	329,349	1,143,546	963,700
Operating income	39,426	56,260	137,410	151,811
Interest income	232	255	879	674
Interest expense	(16,072)	(5,057)	(28,356)	(14,837)
Non-operating expense, net	(15,840)	(4,802)	(27,477)	(14,163)
Income from continuing operations before income taxes	23,586	51,458	109,933	137,648
Provision for income taxes	(116)	(7,384)	(18,909)	(25,908)
Income from continuing operations	23,470	44,074	91,024	111,740
Income (loss) from discontinued operations, net	(108)	8	(101)	8
Net income	$23,362	$44,082	$90,923	$111,748

Basic earnings per share
Income from continuing operations	$0.35	$0.67	$1.38	$1.70
Income (loss) from discontinued operations, net	$—	$—	$—	$—
Net income	$0.35	$0.67	$1.38	$1.70
Weighted average shares used in computing basic earnings per share	66,650	65,992	66,112	65,795

Diluted earnings per share
Income from continuing operations	$0.35	$0.66	$1.36	$1.68
Income (loss) from discontinued operations, net	$—	$—	$—	$—
Net income	$0.35	$0.66	$1.36	$1.68
Weighted average shares used in computing diluted earnings per share	67,326	66,808	66,843	66,602

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended August 31,
	2013	2012
Operating activities:
Net income	$90,923	$111,748
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	107,787	86,683
Stock-based compensation expense	114,794	90,932
Impairment of assets	1,629	—
Excess tax benefit from stock-based compensation	(12,405)	(13,181)
Net periodic pension and postretirement expense	6,724	5,998
Pension and postretirement contributions	(12,601)	(67,023)
Deferred income taxes	(37,756)	(7,082)
Change in assets and liabilities:
Accounts receivable, net	43,662	46,177
Other current assets	3,319	(4,435)
Accounts payable	(14,442)	7,806
Accrued expenses	(371)	(30,678)
Income tax payable	32,700	16,742
Deferred revenue	21,567	2,505
Other liabilities	(1,161)	64
Net cash provided by operating activities	344,369	246,256
Investing activities:
Capital expenditures on property and equipment	(65,411)	(49,699)
Acquisitions of businesses, net of cash acquired	(1,481,288)	(306,268)
Intangible assets acquired	—	(3,700)
Change in other assets	(5,590)	1,658
Settlements of forward contracts	2,853	(3,058)
Net cash used in investing activities	(1,549,436)	(361,067)
Financing activities:
Proceeds from borrowings	1,375,000	680,001
Repayment of borrowings	(128,648)	(476,399)
Payment of debt issuance costs	(17,360)	(740)
Excess tax benefit from stock-based compensation	12,405	13,181
Proceeds from the exercise of employee stock options	549	2,938
Repurchases of common stock	(87,512)	(35,358)
Net cash provided by financing activities	1,154,434	183,623
Foreign exchange impact on cash balance	(23,380)	(5,064)
Net increase (decrease) in cash and cash equivalents	(74,013)	63,748
Cash and cash equivalents at the beginning of the period	345,008	234,685
Cash and cash equivalents at the end of the period	$270,995	$298,433

IHS INC.
SUPPLEMENTAL REVENUE DISCLOSURE
(In thousands)
(Unaudited)

	Three months ended August 31,		Percent change		Nine months ended August 31,		Percent change
	2013	2012	Total	Organic	2013	2012	Total	Organic
Revenue by segment:
Americas revenue	$307,281	$232,369	32%	4%	$794,072	$669,757	19%	3%
EMEA revenue	122,247	108,505	13%	6%	344,662	321,438	7%	3%
APAC revenue	50,760	44,735	13%	8%	142,222	124,316	14%	11%
Total revenue	$480,288	$385,609	25%	5%	$1,280,956	$1,115,511	15%	4%

Revenue by transaction type:
Subscription revenue	$365,025	$294,516	24%	5%	$986,675	$855,160	15%	6%
Non-subscription revenue	115,263	91,093	27%	5%	294,281	260,351	13%	(3)%
Total revenue	$480,288	$385,609	25%	5%	$1,280,956	$1,115,511	15%	4%

Revenue by information domain:
Energy revenue	$203,080	$180,072			$581,872	$520,958
Product Lifecycle (PLC) revenue	200,593	129,475			474,676	364,295
Security revenue	29,231	30,280			84,851	87,524
Environment revenue	25,885	24,738			74,953	71,878
Macroeconomic Forecasting and Intersection revenue	21,499	21,044			64,604	70,856
Total revenue	$480,288	$385,609			$1,280,956	$1,115,511

IHS INC.
RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands, except for per-share amounts)
(Unaudited)

	Three months ended August 31,		Nine months ended August 31,
	2013	2012	2013	2012
Net income	$23,362	$44,082	$90,923	$111,748
Interest income	(232)	(255)	(879)	(674)
Interest expense	16,072	5,057	28,356	14,837
Provision for income taxes	116	7,384	18,909	25,908
Depreciation	12,964	9,723	33,695	25,842
Amortization related to acquired intangible assets	29,467	21,667	74,092	60,841
EBITDA (1)(6)	$81,749	$87,658	$245,096	$238,502
Stock-based compensation expense	44,233	30,538	114,794	90,932
Restructuring charges	3,264	967	11,283	12,080
Acquisition-related costs	14,499	2,104	18,059	3,472
Impairment of assets	—	—	1,629	—
Loss on sale of assets	—	—	1,241	—
(Income) loss from discontinued operations, net	108	(8)	101	(8)
Adjusted EBITDA (2)(6)	$143,853	$121,259	$392,203	$344,978

	Three months ended August 31,		Nine months ended August 31,
	2013	2012	2013	2012
Net income	$23,362	$44,082	$90,923	$111,748
Stock-based compensation expense	44,233	30,538	114,794	90,932
Amortization related to acquired intangible assets	29,467	21,667	74,092	60,841
Restructuring charges	3,264	967	11,283	12,080
Acquisition-related costs	14,499	2,104	18,059	3,472
Impairment of assets	—	—	1,629	—
Loss on sale of assets	—	—	1,241	—
(Income) loss from discontinued operations, net	108	(8)	101	(8)
Income tax effect on adjusting items	(29,428)	(18,942)	(71,067)	(57,629)
Adjusted net income (3)	$85,505	$80,408	$241,055	$221,436
Adjusted earnings per diluted share (4)(6)	$1.27	$1.20	$3.61	$3.32
Weighted average shares used in computing adjusted earnings per diluted share	67,326	66,808	66,843	66,602

	Three months ended August 31,		Nine months ended August 31,
	2013	2012	2013	2012
Net cash provided by operating activities	$83,203	$68,082	$344,369	$246,256
Capital expenditures on property and equipment	(22,975)	(18,025)	(65,411)	(49,699)
Free cash flow (5)(6)	$60,228	$50,057	$278,958	$196,557

IHS INC.
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands)
(Unaudited)

	Three months ended August 31, 2013
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$71,366	$19,788	$8,967	$(60,695)	$39,426
Adjustments:
Stock-based compensation expense	—	—	—	44,233	44,233
Depreciation and amortization	34,368	5,666	558	1,839	42,431
Restructuring charges	2,255	590	419	—	3,264
Acquisition-related costs	14,369	130	—	—	14,499
Adjusted EBITDA	$122,358	$26,174	$9,944	$(14,623)	$143,853

	Three months ended August 31, 2012
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$70,086	$24,590	$10,001	$(48,417)	$56,260
Adjustments:
Stock-based compensation expense	—	—	—	30,538	30,538
Depreciation and amortization	23,281	5,988	390	1,731	31,390
Restructuring charges	520	436	11	—	967
Acquisition-related costs	2,002	102	—	—	2,104
Adjusted EBITDA	$95,889	$31,116	$10,402	$(16,148)	$121,259

	Nine months ended August 31, 2013
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$213,014	$56,259	$28,964	$(160,827)	$137,410
Adjustments:
Stock-based compensation expense	—	—	—	114,794	114,794
Depreciation and amortization	83,833	17,057	1,495	5,402	107,787
Restructuring charges	8,316	2,527	440	—	11,283
Acquisition-related costs	17,767	292	—	—	18,059
Impairment of assets	1,629	—	—	—	1,629
Loss on sale of assets	—	1,241	—	—	1,241
Adjusted EBITDA	$324,559	$77,376	$30,899	$(40,631)	$392,203

	Nine months ended August 31, 2012
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$190,071	$69,553	$29,489	$(137,302)	$151,811
Adjustments:
Stock-based compensation expense	—	—	—	90,932	90,932
Depreciation and amortization	65,039	16,169	711	4,764	86,683
Restructuring charges	9,897	1,941	242	—	12,080
Acquisition-related costs	3,254	218	—	—	3,472
Adjusted EBITDA	$268,261	$87,881	$30,442	$(41,606)	$344,978

(1)	EBITDA is defined as net income plus or minus net interest, plus provision for income taxes, depreciation and amortization.

(2)
Adjusted EBITDA further excludes primarily non-cash items and other items that we do not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, acquisition-related costs, restructuring charges, income or loss from discontinued operations, pension settlement and mark-to-market adjustments, and gain or loss on sale of assets). All of the items included in the reconciliation from net income to adjusted EBITDA are either non-cash items or items that we do not consider to be useful in assessing our operating performance. In the case of the non-cash items, we believe that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, we believe that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

(3)
Adjusted net income is defined as net income plus primarily non-cash items and other items that management does not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, amortization related to acquired intangible assets, restructuring charges, acquisition-related costs, pension settlement and mark-to-market adjustments, impairment of assets, gain or loss on sale of assets, and income or loss from discontinued operations).

(4)	Adjusted earnings per diluted share is defined as adjusted net income (as defined above) divided by diluted weighted average shares.

(5)	Free cash flow is defined as net cash provided by operating activities less capital expenditures.

(6)
EBITDA, adjusted EBITDA, adjusted EPS, and free cash flow are used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to adjusted EBITDA is required by the lenders under our term loan and revolving credit agreement.